Exhibit 99.1

Concur Provides Preliminary Results for Second Quarter of Fiscal 2013

REDMOND, Wash., April 15, 2013 -- Concur (Nasdaq: CNQR) today announced preliminary financial results for its second quarter ended March 31, 2013.

Based on preliminary information, for the second quarter of fiscal 2013, Concur expects non-GAAP pre-tax income per share to meet the company’s previous guidance and revenue growth to be approximately 17.5%, compared to the company’s previous expectation of approximately 19% revenue growth. The company expects to announce its full financial results for the second quarter of 2013, and conduct a conference call, after market close on May 1, 2013.

Steve Singh, Chairman and CEO of Concur, commented, “Driven by strength in both the public and private sectors, we experienced one of the best bookings performances in Concur’s history, with new bookings growing more than 100% over the second quarter last year. The strong bookings have resulted in longer implementation cycles in the short term, which impacts short-term revenue growth. We believe that fiscal year 2013 bookings growth may continue to outpace our previous expectations, and are confident that our implementation cycles will return to historical averages within the next few quarters. Accordingly, while we will announce our full financial results and updated full-year guidance in our regular quarterly earnings release, we expect revenue in the third quarter of fiscal 2013 to be at least $139 million, or approximately 23% growth over the prior year period."

Singh continued, "Customer demand continues to be at an all-time high, and we are excited to welcome more than 2000 attendees to Fusion – our annual customer event – beginning tomorrow in Las Vegas. We continue to invest aggressively against our key growth initiatives such as the Concur T&E Cloud, Concur Open Booking and the public sector vertical, which are contributing to strong bookings growth, and the ongoing evolution of the corporate travel and expense industry. We look forward to sharing our vision with our customers and partners and invite you to listen to the live stream of the Fusion keynote on our Facebook page.”

# # #

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur's current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties associated with our deployment and support of our products and services, such as longer implementation cycles at public sector customer deployments; our ability to manage expected growth of our subscription service offerings; potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; potential delays in market adoption and penetration of our subscription service offerings; the scalability and security of our computer networks and hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; risks associated with our financing and investment activities; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance.

Please refer to the Company's public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur's easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. In support of the mission to fuel The Perfect Trip™, Concur delivers continuous innovation through The Concur® T&E Cloud, the open platform that enables the entire ecosystem to build upon and extend applications, content and T&E data aggregated through Concur; Concur® Open Booking, which ensures fully integrated travel and expense for every trip – regardless of where it is booked; and Concur® Big Data, which leverages the industry's most comprehensive source of T&E data to provide enhanced value in accordance with their travel policies. Learn more at www.concur.com.

CONTACT: Investors, Todd Friedman, Concur, +1-415-401-1205, Todd.Friedman@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com